Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Carriage Services, Inc.:
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference in the registration statement.
/s/ KPMG LLP
Houston, Texas
May 18, 2010